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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997, with respect to the financial statements of Valley Industries Inc. included in Amendement No. 1 to the Registration Statement (Form S-4 No. 333-49011) and related Prospectus of Advanced Accessory Systems, LLC and AAS Capital Corporation for the registration of $125,000,000 of their 9 3/4% Series B Senior Subordinated
Notes due 2007.


                                         /s/ ERNST & YOUNG LLP

Detroit, Michigan
May 8, 1998